UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2024

INOTIV, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE,INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (765) 463-4527
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	NOTV	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Investigation Resolution Matters

On June 3, 2024, Inotiv, Inc. (the “Company”) announced that it had reached agreement with the U.S. Department of Justice (“DOJ”) to resolve a previously-announced criminal investigation into its shuttered canine breeding facility located in Cumberland, Virginia, which was operated originally by Envigo RMS, LLC (“Envigo RMS”), an entity acquired by the Company in November 2021. In connection with such resolution, the Company and its related entities have entered into a Resolution Agreement (the “Resolution Agreement”) with the DOJ and the United States Attorney’s Office for the Western District of Virginia (“USAO-WDV”), and Envigo RMS and Envigo Global Services, Inc. (“EGSI” and together with Envigo RMS, “Envigo”) have entered into a Plea Agreement (the “Plea Agreement”) with the DOJ and the USAO-WDV. On June 3, 2024, before the United States District Court for the Western District of Virginia, Envigo RMS pleaded guilty to one misdemeanor count of conspiracy to violate the Animal Welfare Act and EGSI pleaded guilty to one felony count of conspiracy to violate the Clean Water Act. While the terms of the resolution are subject to Court approval at a sentencing hearing, which is currently scheduled for October 7, 2024, the obligations of the Company and Envigo under the Resolution Agreement, the Plea Agreement and related documents apply beginning on the date of execution of June 3, 2024.

Pursuant to the Resolution Agreement and the Plea Agreement, the Company and Envigo, among other matters, have agreed to: (i) make payments totaling $22.0 million in fines, with $5.0 million payable on each of June 3, 2025, 2026 and 2027, and $7.0 million (plus accrued interest beginning on the sentencing date) payable on June 3, 2028; (ii) on June 3, 2024, pay $3.0 million, split between the Virginia Animal Fighting Taskforce and the Humane Society of the United States in recognition of assistance provided to the U.S. Government’s investigation; (iii) on June 3, 2024, pay $3.5 million to the National Fish and Wildlife Foundation to fund environmental projects, studies, and initiatives in Cumberland County, Virginia; (iv) expend at least $7.0 million ($2.5 million by June 3, 2025, $2.5 million by June 3, 2026, and $2.0 million by June 3, 2027) for improvements to its facilities and personnel related to the welfare of animals; (v) provide a lien to the United States against sufficient Company assets to secure the deferred payments in connection with the $22.0 million fine, which lien will be junior to only the lien provided by the Company to lenders under its credit facility as of April 1, 2024 and additional liens to secure up to $100.0 million of additional debt; (vi) meet specified standards with respect to the health, safety and well-being of animals under the Company’s care; (vii) develop, adopt, implement, fund and comply with a comprehensive nationwide compliance plan related to applicable laws; and (viii) the appointment of a Compliance Monitor to review the Company’s care of animals and compliance with certain laws, and to pay all associated costs, which Compliance Monitor shall serve for a term that expires five years after the completion of the selection process for the Compliance Monitor, unless Envigo is released from probation prior to completion of the five-year term, in which case the monitorship term shall expire three years after the completion of the selection process, or two months after the completion of probation, whichever is later. In addition, today’s pleas result in Envigo RMS and EGSI being subject to probation for up to five years, with the potential to end the term early at a minimum of three years if the Company complies with the elements of the resolution.

The Company previously disclosed that it had reached an Agreement in Principle with the DOJ related to these matters, which Agreement in Principle was subject to a number of material contingencies, including, without limitation, negotiations between the Company and DOJ regarding mutually satisfactory resolution documents. The Resolution Agreement and the Plea Agreement represent the results of such negotiations. Under the Agreement in Principle, the Company expected that it would pay $6.5 million during fiscal year 2024 and $20.0 million over multiple years, and as a result, the Company recorded a $26.5 million charge for the three and six months ended March 31, 2024. As discussed above, the Resolution Agreement and the Plea Agreement provide that, among other things, the Company will pay $6.5 million during fiscal year 2024 and $22.0 million over multiple years. As a result, the Company expects that it will record an additional charge of $2.0 million related to this matter in the three months ended June 30, 2024. The Company continues to assess the terms of the Resolution Agreement and the Plea Agreement and the potential impact on its financial statements, and may take additional charges and record additional costs related to the final resolution terms in the three months ended June 30, 2024.

The foregoing descriptions of the Resolution Agreement and the Plea Agreement are not complete and are qualified in their entirety by reference to the Resolution Agreement and the Plea Agreement, copies of which are filed hereto as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.

Credit Agreement Amendment

On June 2, 2024, the Company, certain subsidiaries of the Company (the “Subsidiary Guarantors”) and the lenders party thereto entered into a Fifth Amendment (“Fifth Amendment”) to the Credit Agreement, dated November 5, 2021, as amended (as amended, the “Credit Agreement”). The Fifth Amendment, among other changes, permits charges or expenses attributable to or related to the Resolution Agreement and the Plea Agreement to be added back to the Company’s Consolidated EBITDA in an amount up to $28.5 million; excludes any direct effects to the Company resulting from the Resolution Agreement and the Plea Agreement from being deemed a material adverse effect under the Credit Agreement; permits liens on the Company and certain subsidiaries in favor of DOJ in connection with the Resolution Agreement and the Plea Agreement; provides that certain uncured or unwaived breaches of the terms and conditions of the Resolution Agreement and the Plea Agreement shall be considered an event of default under the Credit Agreement; and enables the lenders to cause, at their discretion, material foreign subsidiaries to be joined as guarantors of the Company’s obligations under the Credit Agreement.

The fee consideration payable by the Company for each consenting lender party to the Fifth Amendment is 0.50% of the aggregate outstanding principal amount of the term loans held by each consenting term loan lender, to be paid in-kind and capitalized to the principal amounts of the term loans held by such lender.

The foregoing description of the Fifth Amendment and the Credit Agreement is not complete and is qualified in its entirety by reference to the Fifth Amendment, which includes the text of the Credit Agreement, as amended, a copy of which is filed hereto as Exhibit 10.3 and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance             Sheet Arrangement of a Registrant.

The information in Item 1.01 regarding the Fifth Amendment is incorporated by reference in response to this Item 2.03.
Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

10.1
Resolution Agreement, dated as of June 3, 2024, among Inotiv, Inc., Envigo RMS, LLC, Envigo Global Services, Inc., the United States Attorney’s Office for the Western District of Virginia and the Environmental Crimes Section of the United States Department of Justice, Environment and Natural Resources Division

10.2
Plea Agreement, dated as of June 3, 2024, among Envigo RMS, LLC, Envigo Global Services, Inc., the United States Attorney’s Office for the Western District of Virginia and the Environmental Crimes Section of the United States Department of Justice, Environment and Natural Resources Division

10.3	Fifth Amendment to Credit Agreement, dated as of June 2, 2024, among Inotiv, Inc., certain subsidiaries of the Company, the lenders party thereto, and Jefferies Finance LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

This filing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical fact included in this release, are forward-looking statements, including, but not limited to, statements about the full resolution of matters related to the Cumberland facility, which is subject to court approval at a sentencing hearing; the Company’s ability to make payments and take other actions required by the resolution; the impact of the resolution on the Company’s financial statements; the impact of the resolution on the Company’s business, results of operations and financial condition; the result of the Company’s improvements and efforts, including on compliance matters; and the impact of the resolution on the Company’s common stock, its relationships with employees, customers and suppliers. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “outlook,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward-looking statements are subject to significant risks, uncertainties and changes in circumstances that could cause actual results and outcomes to differ materially from the forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, without limitation, those that are described in the Company’s most recent Annual Report on Form 10-K, in the Company’s Quarterly Reports on Form 10-Q, and in other documents that the Company files or furnishes with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, the Company does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this filing, whether as a result of new information, future events, changes in assumptions or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INOTIV, INC.

Date:	June 3, 2024	By:	/s/ Beth A. Taylor
Chief Financial Officer,
Senior Vice President—Finance